UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 24, 2024
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due March 6, 2025	T 25A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due November 18, 2025	T 25B	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

Overview
We announced on January 24, 2024 that fourth-quarter 2023 income from continuing operations totaled $2.6 billion, or $0.30 per diluted share. Fourth-quarter 2023 earnings per diluted share includes amounts totaling to $(2.6) billion (pre-tax) resulting from the following significant items (per share): $(0.18) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets and obligations, $(0.06) from restructuring and impairment charges, $(0.03) from our proportionate share of DIRECTV intangible amortization and $(0.01) of benefit related market-driven adjustments and other items, partially offset by $0.04 of benefit from tax items. The results compare with a reported loss from continuing operations of $(23.1) billion, or $(3.20) per share, in the fourth quarter of 2022, which included amounts totaling to $(29.4) billion (pre-tax) resulting from the following significant items (per share): $(3.57) of noncash impairment, abandonment and restructuring charges, $(0.19) of actuarial losses, $(0.04) of DIRECTV intangible amortization, $(0.04) of other benefit related market-driven adjustments, partially offset by $0.04 of benefits from tax items. The dilutive impact of $(0.01) per share from the adoption of Accounting Standards Update (ASU) No. 2020-06 (ASU 2020-06) was not included in our computation of earnings per share in 2022 because its effect is antidilutive as a result of the net loss. On April 5, 2023 we repurchased all outstanding AT&T Mobility II LLC preferred interests, and, as such, our calculation of diluted earnings per share under U.S. generally accepted accounting principles (GAAP), beginning with the second quarter of 2023, no longer reflected the dilutive potential of these instruments.

For the full year 2023, income from continuing operations was $15.6 billion versus a loss from continuing operations of $(6.9) billion in 2022. Full-year 2023 earnings per diluted share was $1.97 and included the following significant items (per share): $(0.18) from restructuring and impairment charges, $(0.17) from a loss on actuarial remeasurement of pension and postretirement benefit plan assets, net of pension settlement gains, and obligations and $(0.14) from our proportionate share of DIRECTV intangible amortization, partially offset by $0.04 of benefit from tax items and $0.01 of benefit related market-driven adjustments and other items. Full-year 2022 loss per share was $(1.10) and included the following significant items (per share): $(3.59) of noncash impairment, abandonment, and restructuring charges, $(0.16) of DIRECTV intangible amortization, $(0.19) of other benefit related market-driven adjustments, partially offset by $0.20 of actuarial gains and $0.13 of benefit from tax items. The dilutive impact of $(0.06) per share from the adoption of ASU 2020-06 was not included in our computation of earnings per share in 2022 because its effect is antidilutive as a result of the net loss.

Operating revenues in the fourth quarter of 2023 were $32.0 billion, up 2.2 percent from the fourth quarter of 2022, and full-year 2023 revenues were $122.4 billion, up 1.4 percent from the previous full year. Revenue increases for both periods reflect growth in Mobility and Consumer Wireline revenues, partially offset by continued declines in Business Wireline. Revenue increases also reflect higher revenues in our Mexico business unit, including favorable impacts from foreign exchange for the full year.

Operating expenses in the fourth quarter of 2023 were $26.8 billion, compared to $52.4 billion in the comparable 2022 period, and full-year 2023 operating expenses were $99.0 billion, compared to $125.3 billion for the previous full year. The decrease in operating expenses in the fourth quarter were primarily due to prior-year noncash goodwill impairment charges and benefits of our continued transformation efforts, including lower personnel costs in 2023, partially offset by inflationary increases. The decrease was offset by higher equipment costs from the sale of higher-priced devices in Mobility and subscriber growth in Mexico, and increased depreciation expense.

Full-year 2023 expense declines were primarily due to prior-year noncash goodwill impairment charges and benefits of our continued transformation efforts, including lower personnel costs in 2023, partially offset by inflationary increases. The decrease also reflects lower equipment costs and associated selling costs in Mobility, driven by lower device sales in 2023 and 3G network shutdown costs in the first quarter of 2022, higher returns on benefit-related assets and lower customer support costs. Partially offsetting the decreases were higher amortization of deferred customer acquisition costs, unfavorable impact of foreign exchange and increased depreciation expense.

Operating income in the fourth quarter of 2023 was $5.3 billion compared to loss of $(21.1) billion in the comparable 2022 period, and full-year 2023 operating income was $23.5 billion compared to loss of $(4.6) billion for the full-year 2022. AT&T’s fourth-quarter operating income margin was 16.5 percent, compared to (67.3) percent in the comparable 2022 period, and full-year 2023 operating income margin was 19.2 percent compared to (3.8) percent.

Other income (expense) - net in the fourth quarter of 2023 was $(0.9) billion compared to $(0.9) billion in the comparable 2022 period and full-year 2023 other income (expense) - net was $1.4 billion compared to $5.8 billion for the full-year 2022. The fourth quarter reflects a slightly lower actuarial loss and higher returns on benefit-related assets in 2023 offset by lower pension and postretirement credits and net losses on transactions. The full-year decrease reflects a $1.6 billion of net actuarial and settlement loss on pension and postretirement benefits in 2023 versus a $2.0 billion gain in the prior-year. Also contributing to the decrease was lower pension and postretirement benefit credits in 2023, primarily driven by higher interest costs from discount rate increases, and a $0.5 billion impairment of an equity method investment in the third quarter of 2023, partially offset by higher returns on other benefit-related assets.

Cash from operating activities for the full-year 2023 was $38.3 billion, up $2.5 billion when compared to 2022, due to operational growth and timing of working capital, including lower device payments partially offset by lower receivable sales, and higher cash income tax payments. Cash from operating activities in 2022 also included higher benefit plan contributions. Capital expenditures in 2023 were $17.9 billion, and when including $5.7 billion cash paid for vendor financing, capital investment was $23.6 billion, compared to prior-year capital investment of $24.3 billion (capital expenditures of $19.6 billion and cash paid for vendor financing of $4.7 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. Our reportable segments are: Communications and Latin America.

Effective for the first quarter of 2023, we no longer record prior service credits to our individual business units or the corresponding charge to Corporate and Other, and segment operating expenses were recast to remove prior service credits from our historical reporting. Prior service credits are, and will continue to be, recorded as other income in our consolidated income statement in accordance with GAAP. This recast increased Communications segment operations and support expenses by approximately $2.4 billion for full-year 2022. Correspondingly, this recast lowered administrative expenses within Corporate and Other, with no change on a consolidated basis.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Operating revenues for the fourth quarter of 2023 were $30.8 billion, up 1.4 percent versus fourth-quarter 2022, with segment operating income of $6.6 billion, up 0.5 percent versus the year-ago quarter. The Communications segment operating income margin was 21.5 percent, compared to 21.7 percent in the year-earlier quarter.

Mobility
Mobility revenues for the fourth quarter of 2023 were $22.4 billion, up 4.1 percent versus the fourth quarter of 2022, driven by service revenue growth of 3.9 percent from subscriber and postpaid phone ARPU growth, and higher equipment revenues from the sale of higher-priced devices. Mobility operating expenses totaled $16.2 billion, up 3.4 percent versus the fourth quarter of 2022 due to increased network costs, higher amortization of deferred customer acquisition costs, increased equipment expenses driven by the sale of higher-priced device and higher depreciation expense. Mobility’s operating income margin was 27.7 percent compared to 27.2 percent in the year-ago quarter.

In our Mobility business unit, during the fourth quarter of 2023, we reported a net gain of 5.9 million wireless subscribers. At December 31, 2023, wireless subscribers totaled 241.5 million (including approximately 5.5 million FirstNet connections) compared to 217.4 million at December 31, 2022.

During the fourth quarter, total phone net adds (postpaid and prepaid) were 394,000, with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 759,000, with phone net adds of 526,000.
•Prepaid subscriber net losses were 135,000, with phone net losses of 132,000.
•Reseller net adds were 338,000.
•Connected device net adds were 5.0 million, 3.1 million of which were attributable to wholesale connected cars.

For the quarter ended December 31, 2023, postpaid phone-only ARPU increased 1.4 percent versus the year-earlier quarter.

Postpaid phone-only churn was unchanged at 0.84 percent compared to 0.84 percent in the fourth quarter of 2022. Total postpaid churn was also unchanged at 1.01 percent compared to 1.01 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the fourth quarter of 2023 were $5.1 billion, down 10.3 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services as well as product simplification, partially offset by growth in connectivity services. Business Wireline operating expenses totaled $4.9 billion, down 4.1 percent when compared to the fourth quarter of 2022 due to lower personnel costs associated with ongoing transformation initiatives and lower wholesale network access costs. Business Wireline operating income margin was 3.3 percent compared to 9.6 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the fourth quarter of 2023 were $3.4 billion, up 3.8 percent versus the year-ago quarter, driven by growth in broadband revenues attributable to fiber growth, partially offset by declines in legacy voice and data services and other services. Consumer Wireline operating expenses totaled $3.1 billion, up 2.7 percent versus the fourth quarter of 2022, primarily due to increased network-related costs as our fiber build scales, higher selling costs and higher depreciation expenses, partially offset by lower customer support costs. Consumer Wireline operating income margin was 6.8 percent compared to 5.8 percent in the year-earlier quarter.

At December 31, 2023, Consumer Wireline had approximately 13.7 million broadband connections compared to 13.8 million at December 31, 2022. During the fourth quarter, broadband subscriber net adds were 19,000, with fiber broadband net adds of 273,000. Total broadband and DSL connections were 13.9 million at December 31, 2023, compared to 14.0 million at December 31, 2022.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Fourth-quarter 2023 operating revenues were $1.1 billion, up 26.6 percent when compared to the fourth quarter of 2022, primarily due to favorable impacts of foreign exchange rates and subscriber growth, which contributed to higher equipment and service revenue. Operating expenses were $1.1 billion, up 20.5 percent, driven by unfavorable impact of foreign exchange rates and higher equipment sales attributable to subscriber growth. Mexico’s operating income margin was (3.9) percent, compared to (9.2) percent in the year-earlier quarter.

We had approximately 22.3 million Mexico wireless subscribers at December 31, 2023 compared to 21.6 million at December 31, 2022. During the fourth quarter of 2023, we had prepaid net adds of 450,000 and postpaid net adds of 151,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 24, 2024	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
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